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                                                                      EX-99.B11

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 3 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 31, 1997, relating to the financial statements and financial highlights of the Capital Appreciation, Growth and Income, and the Balanced Portfolios which comprise Vanguard Tax-Managed Fund, Inc., appearing in the December 31, 1996 Annual Report to Shareholders of Vanguard Tax-Managed Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "General Information" in the Prospectus and under the heading "Financial Statements" in the Statement of Additional Information.

Price Waterhouse LLP
Thirty South Seventeenth Street
Philadelphia, Pennsylvania 19103

April 17, 1997